================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Dignity Partners, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 RR Donnelley
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                             DIGNITY PARTNERS, INC.
                        1700 MONTGOMERY STREET, SUITE 250
                         SAN FRANCISCO, CALIFORNIA 94111




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               AND PROXY STATEMENT

                                  JUNE 9, 1997



To the Stockholders of Dignity Partners, Inc. (the "Company"):

         You are cordially invited to attend the annual meeting of stockholders of the Company (the "Meeting") to be held at 8:00 a.m. on June 9, 1997 at Business Wire, 44 Montgomery Street, 39th Floor, San Francisco, California 94104 to (i) elect two directors to serve until 2000 and until their successors are elected (see "Election of Directors"), (ii) to act on a proposal to amend the Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to change the name of the Company to Point West Capital Corporation (see "Name Change Amendment") and (iii) to transact such other business as may properly come before the Meeting.

         All stockholders are urged to attend the Meeting or to vote by proxy. If you do not expect to attend the Meeting in person, please sign and return the accompanying proxy in the enclosed postage prepaid envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you can do so at any time before the voting. See "General."

         This Notice of Annual Meeting and Proxy Statement (this "Notice") is furnished in connection with the solicitation of proxies by the Board of Directors of the Company from the holders of the Company's common stock, $.01 par value (the "Common Stock"), in connection with the Meeting, and all postponements or adjournments thereof. This Notice, the accompanying proxy card, and the Company's Annual Report on Form 10-K (as amended by Form 10K/A) for the year ended December 31, 1996 (the "Form 10-K") are first being mailed to stockholders on or about May 9, 1997, for the purposes set forth above.

                                     GENERAL

         Only stockholders of record at the close of business on May 5, 1997 (the "Record Date") are entitled to receive notice of the Meeting and to vote the shares of Common Stock held by them on the Record Date at the Meeting or any postponements or adjournments thereof.

         If the accompanying proxy card is properly signed and returned to the Company and is not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote the shares of Common Stock represented thereby for the election as directors of the Company of those nominees proposed by the Board of Directors, for the proposed amendment to the Certificate of Incorporation and with regard to all other matters as may properly come before the Meeting, as recommended by the Board of Directors or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is voted by filing with the Secretary of the Company a revoking instruction or a duly executed proxy bearing a later date. The powers of the proxy holders will also be suspended if the person executing the proxy attends the Meeting and requests to vote in person. Attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy.

         The cost of soliciting proxies in the enclosed form will be borne by the Company. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the Record Date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice.

         The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding at the close of business on the Record Date will constitute a quorum. As of the Record Date, 3,653,324 shares of Common Stock were outstanding. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Meeting. Under Delaware law, properly executed proxies that are marked "abstain" or are held in "street name" by brokers that are not voted on one or more particular proposals (if otherwise voted on at least one proposal) will be counted for purposes of determining whether a quorum has been achieved at the Meeting. Abstentions will have the same effect as a vote against the proposal to which such abstention applies. Broker non-votes will be treated neither as a vote for nor as a vote against any of the proposals to which such broker non-votes apply. Proxy cards that are timely signed and returned with no other marking will be voted in accordance with the recommendation of the Board of Directors. Proxies and ballots will be received and tabulated by the transfer agent for the Common Stock. A list of stockholders of record as of the Record Date will be available at the Company's executive offices for 10 days prior to the Meeting and will also be available at the Meeting. Such list may be examined during ordinary business hours by any stockholder of record for any purpose germane to the Meeting.


                              ELECTION OF DIRECTORS

         The Board of Directors presently consists of five members, divided into three classes, with one class of directors elected each year for a three-year term. The terms of the directors in Class 2 expire in 1997. Alan B. Perper and Paul A. Volberding, each of whom is currently serving as a director of the Company in Class 2, have been nominated by the Board of Directors for re-election to terms expiring in 2000.

         At the Meeting, stockholders will elect two directors to Class 2. Proxies cannot be voted for more than two persons. Under Delaware law, the two nominees who receive the most votes at the meeting will be elected as directors. Unless authority to do so is specifically withheld, the persons named in the accompanying proxy will vote for the election of both Alan B. Perper and Paul A. Volberding. See "Directors and Executive Officers" for information regarding Mr. Perper, Dr. Volberding and the other three directors whose terms of office extend beyond the Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION AS A DIRECTOR OF BOTH ALAN B. PERPER AND PAUL A. VOLBERDING.


                              NAME CHANGE AMENDMENT

         The Board of Directors has determined that a change in the Company's name is advisable. As discussed in the Form 10-K, the Company no longer engages in the viatical settlement business. The Board of Directors believes that the Company's current name is no longer appropriate because it is associated with the Company's former viatical settlement business. The Board of Directors believes a more generic name is now appropriate. Therefore, the Board of Directors proposes that Article I of the Certificate of Incorporation be amended to read in its entirety as follows:

                                   "ARTICLE I

         The name of the Corporation (the "Corporation") is Point West Capital Corporation"

Approval of the proposed amendment to the Certificate of Incorporation will require the affirmative vote of a majority of the shares of outstanding Common Stock.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO POINT WEST CAPITAL CORPORATION.


                                 COMPANY HISTORY

         On September 30, 1995, the Company and its then sole stockholder, The Echelon Group Inc. ("Echelon") entered into a series of transactions (collectively, the "Reorganization") to separate the business of Dignity Partners from Echelon's other business interests. Echelon, which was owned by Bradley N. Rotter, Alan B. Perper and John Ward Rotter, the only executive officers of the Company (collectively, the "Executive Officers"), conducted a number of financial services businesses in addition to the business conducted by Dignity Partners. As part of the Reorganization, the Executive Officers created a newly formed limited liability company, The Echelon Group of Companies, LLC ("New Echelon LLC"), and contributed to New Echelon LLC the shares of common stock of Echelon owned by them in return for equity interests in New Echelon LLC. Echelon then sold to New Echelon LLC substantially all of its assets other than the then outstanding shares of common stock of Dignity Partners (the "Echelon Asset Sale"). Following the Echelon Asset Sale, Echelon was merged with and into Dignity Partners (the "Merger").


                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

        The name, age and current position(s) of each director and executive officer of the Company are as follows:

NAME                       AGE       POSITIONS AND OFFICES WITH THE COMPANY
----                       ---       --------------------------------------

Bradley N. Rotter (1)       41       Director and Chairman of the Board of Directors
Alan B. Perper              38       Director and President
John Ward Rotter (1)        39       Director, Executive Vice President and Chief Financial
                                     Officer
Stephen T. Bow              65       Director
Paul A. Volberding, M.D.    47       Director

---------------
(1)     Bradley Rotter and John Ward Rotter are brothers.

        Bradley N. Rotter has served as a director and as Chairman of the Board
        -----------------
of Directors since the Company's formation in September 1992. Mr. Rotter is the managing member of New Echelon LLC, a Delaware limited liability company which provides investment and financial services. See "Security Ownership of Certain Beneficial Owners and Management." He was the majority stockholder of Echelon and served as a director and Chairman of the Board of Echelon from 1988 until the Merger. From 1986 to 1988, he was a founding member of Rotter, Mawhorter & Gruye, Inc., a fixed income trading firm. Prior thereto, Mr. Rotter served in various positions with a number of financial services firms, including Merrill Lynch, E.F. Hutton and A.G. Becker. He received an M.B.A. from the University of Chicago.

        Alan B. Perper has served as a director and as President since the
        --------------
Company's formation. Mr. Perper is a member of New Echelon LLC and was a stockholder and director of Echelon and its Senior Vice President from 1991 until the Merger. From 1990 to 1991, he was a founding partner in Steinberg & Perper, a partnership that traded in foreign currencies and stock index futures. Prior thereto, he was a corporate associate at Jones, Day,

Reavis & Pogue (from 1988 to 1990) and Isham, Lincoln & Beale (from 1985 to
1988). He received an M.B.A. from the University of Chicago and a J.D. from Duke University.

        John Ward Rotter has served as a director and as an executive officer
        ----------------
since the Company's formation. He has served as Executive Vice President (since
1994) and Chief Financial Officer (since September 1995). Mr. Rotter is a member of New Echelon LLC, was a stockholder and director of Echelon and served as Echelon's President from 1988 until the Merger. From 1987 to 1988, he was an Administrator Researcher at Rotter, Mawhorter & Gruye, Inc. Prior thereto, Mr. Rotter served as an officer in the United States Army (Corps of Engineers) after graduating from the United States Military Academy in 1979. He has a Professional Engineering license from the Commonwealth of Virginia.

        Stephen T. Bow has served as a director of the Company since March 1996.
        --------------
Mr. Bow has over 40 years of management experience in the insurance industry. He has served as Chairman and Chief Executive Officer of Anthem Life Insurance Companies from October 1995 to December 1996 (served as President and Chief Executive Officer of Anthem from June 1993 to December 1996) and Community National Assurance Company since October 1995. He also served as Executive Vice President and a director of Associated Insurance Companies, Inc. (from June 1993-December 1996) and Chairman of Acordia of San Francisco, a subsidiary of Acordia, Inc., an insurance broker (October 1993-August 1996). From 1993 to June 1994, Mr. Bow served as Chairman of the Board and Chief Executive Officer of Southeastern Group, Inc. and Southeastern United Corporation, each of which is a health insurance company. From 1989 to 1993, he was President and Chief Executive Officer of Blue Cross and Blue Shield of Kentucky (renamed Southeastern Mutual in 1990) and President and Chief Executive Officer of Delta Dental of Kentucky. Prior to 1989, Mr. Bow held a number of management positions with Metropolitan Life Insurance Company and its affiliated companies.

        Paul A. Volberding, M.D. has served as a director of the Company since
        ------------------------
March 1996. Dr. Volberding has been a professor or associate professor of medicine at the University of California, San Francisco since 1987 and the director of the Center for AIDS Research at that institution since 1988. He has also served as the chief of the Medical Oncology Division and the AIDS Program at San Francisco General Hospital for over ten years. Dr. Volberding is a leading expert on AIDS research whose publications include over 100 articles related to viral research, most of which relate to HIV or AIDS.

        The Board of Directors elects executive officers annually and such officers serve at the discretion of the Board of Directors.

BOARD OF DIRECTORS

    CLASSIFICATION OF BOARD

        The Board of Directors, which presently consists of five members, is divided into three classes (designated Class 1, Class 2 and Class 3) as nearly equal in number as possible. Currently, Class 1 consists of Bradley N. Rotter and Stephen T. Bow, Class 2 consists of Alan B. Perper and Paul A. Volberding, and Class 3 consists of John Ward Rotter, who serve until the Company's annual stockholders' meetings to be held in 1999, 1997 and 1998, respectively. At each annual stockholders' meeting, directors nominated to the class of directors whose term is expiring at that annual meeting will be elected for a term of three years, and the remaining directors will continue in office until their respective terms expire. Accordingly, approximately one-third of the Company's directors is elected at each annual stockholders' meeting and generally a director will stand for election only once every three years.

    COMMITTEES

        The Board of Directors has an Audit Committee, currently comprised of Stephen T. Bow, John Ward Rotter and Paul A. Volberding, and a Compensation Committee, currently comprised of Stephen T. Bow and Paul A. Volberding. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit, review the results thereof with the Company's independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company, review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and review and approve (with the concurrence of a majority of the disinterested directors, if any, of the Company) transactions, if any, with affiliated parties. The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all officers, review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, and administer the Company's 1995 Stock Option Plan (the "Option Plan"). The Board of Directors also has a Director Plan Committee, currently comprised of Bradley Rotter and Alan Perper, the sole function of which is to administer the Stock Option Plan for Non-Employee Directors (the "Director Plan"). The Board of Directors does not have a nominating committee.

    MEETINGS

        During 1996, 13 meetings of the Board of Directors were held, one meeting of the Audit Committee was held and four meetings of the Compensation Committee were held. During 1996, all directors attended at least 75%, in the aggregate, of the number of meetings of the Board of Directors and the committees of which they were members during their periods of service as directors and committee members.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based upon a review of Forms 3, 4 and 5 furnished to the Company by its directors and executive officers and by persons known to the Company to beneficially own 10% or more of the outstanding common stock, the Company notes the following deficiencies in Section 16 reports related to 1996: (i) each of Mr. Bow and Dr. Volberding filed one day late their Form 3, (ii) each of New Echelon LLC, Bradley Rotter, John Ward Rotter and Alan Perper reported on a Form 5 four transactions by New Echelon that should have been reported earlier on Forms 4, (iii) John Ward Rotter reported on a Form 5 one transaction by his spouse that should have been reported earlier on a Form 4 and (iv) Heartland Advisors, Inc., which beneficially owns more than 10% of the outstanding Common Stock did not, to the Company's knowledge, file a Form 3 or report any transactions on a Form 4 or Form 5.


                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        The Company pays each non-employee director an annual retainer of $15,000 and a fee of $750 for each board or committee meeting attended. All directors are reimbursed for expenses incurred to attend meetings of the Board of Directors or committees thereof. The Director Plan provides for the automatic grant of certain options to non-employee directors. Any person who becomes a non-employee director automatically receives at such time a non-qualified option to purchase 10,000 shares of Common Stock at an exercise price equal to fair market value on the date of grant (i.e. the date of becoming a director). Such options vest 33%, 33% and 34% at the first, second and third annual stockholder's meeting following the date of grant if the non-employee director serves as such through such meeting. The Director Plan also provides that at each annual stockholders' meeting, each non-employee director elected at or continuing his term after such meeting receives automatically a non-qualified option to purchase 5,000 shares of Common Stock at an exercise price equal to fair market value on the date of grant (i.e. the date of the stockholders' meeting). Such options vest 100% after the non-employee director has served as such until the next annual stockholders' meeting. All options vest immediately (to the extent they would have vested at the next annual stockholders' meeting) upon a Change of Control (as defined in the Director Plan). Each option expires after ten years or earlier upon certain events. During 1996, each of Mr. Bow and Dr. Volberding received (i) an option to purchase 10,000 shares with an exercise price of $13.50 upon joining the Board and (ii) an option to purchase 5,000 shares with an exercise price of $12.38 at the annual stockholders' meeting.

SUMMARY COMPENSATION TABLE

        The table below provides information relating to compensation for the years ended December 31, 1996, 1995 and 1994, for each of the Executive Officers. The amounts shown below reflect compensation which was earned in the respective year by the Executive Officers.

                                                       ANNUAL COMPENSATION
                                                       -------------------

NAME AND                                                                              ALL OTHER
PRINCIPAL POSITION                 YEAR        SALARY ($)(1)        BONUS ($)    COMPENSATION ($)(2)
------------------                 ----        -------------        ---------    -------------------

Bradley N. Rotter                  1996           115,000            17,250            16,928
   Chairman of the Board           1995           115,000                --             2,629
                                   1994           115,000                --                --

Alan B. Perper                     1996           115,000            17,250             16,928
  President                        1995           115,000                --             25,638
                                   1994           115,000                --                 --

John W. Rotter                     1996           115,000            17,250             14,476
  Executive Vice President         1995           115,000                --             19,707
                                   1994           115,000                --                 --

(1) Prior to October 1, 1995, all executive salaries were earned but were not actually paid until the Company's initial public offering. See "Certain Relationships and Related Transactions--Accrual of Salaries."
(2) Represents contributions to the Company's profit sharing plan related to compensation earned during the indicated year.

PROFIT-SHARING PLAN

         Prior to the Merger, all individuals performing services on behalf of Dignity Partners were employed by Echelon. Pursuant to the Reorganization all but three of the Echelon employees became employees of Dignity Partners. Echelon maintained a profit sharing plan (the "Plan") for its employees which Dignity Partners assumed by virtue of the Merger. Each employee on January 1, 1993 became a participant in the Plan. Each employee hired after January 1, 1993 and who has been employed for at least one year becomes a participant in the Plan. The Plan provides for discretionary annual contributions by the Company for the account of each participant. In any year in which the Plan is "top-heavy" within the meaning of the Internal Revenue Code (the "Code"), the Plan requires, consistent with the Code, that a minimum contribution be made for non-key employees. The contribution is allocated among participants based on their compensation under an allocation formula integrated with Social Security. Participants vest 20% in their Plan accounts after two years of service (excluding any service prior to 1993) and an additional 20% after each of the next four years of service. Upon termination following permanent disability or on retirement at or after age 65, all amounts credited to a participant's account are distributable, in a lump sum payment or in installments, as directed by the participant. Upon death, all amounts credited to a participant's account become fully vested and are distributed to the participant's surviving spouse or designated beneficiary.

OPTION PLAN

         The Option Plan authorizes the granting of options to purchase shares of Common Stock to employees (including officers) and consultants of the Company and its subsidiaries. The Compensation Committee is authorized to grant options with such terms, including price, vesting, termination and other, as they deem appropriate. During 1996, none of the Executive Officers was granted stock options under the Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         From January to March 1996, the Compensation Committee was comprised of Bradley N. Rotter and Alan B. Perper. During such time, the Committee did not make any compensation decisions. Mr. Rotter and Mr. Perper had various transactions with the Company during 1996. See "Certain Relationships and Related Transactions." Since March 1996, the Compensation Committee has been comprised of Mr. Bow and Dr. Volberding.

                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is comprised of two non-employee directors. This Committee's responsibilities include approving annual salaries and bonuses for all officers, reviewing and recommending to the Board of Directors the terms and conditions of all employee benefit plans and changes thereto and administering the Option Plan.

         The Compensation Committee's goals are to assure that executive compensation is linked to the Company's business strategies, goals and performance, and that the Company's programs attract, retain and motivate the high quality executives required for the success of the business. These objectives are achieved through the programs summarized below.

         All three of the Executive Officers received essentially the same compensation during 1996, since they contributed different, but equally valuable services to the Company.

BASE SALARY
         Base salaries for the Executive Officers were set in 1993 and have remained the same through 1996. Given the uncertainty surrounding the Company's future (see the Form 10-K (as amended)), the Committee decided not to raise the Executive Officer's salaries during 1996. In the future, base salaries for the Executive Officers will be determined by evaluating the responsibilities of the respective position and comparing such salaries to those of other executive positions in the marketplace. From time to time, the Compensation Committee may survey executive salaries of companies in the financial services industries for the purposes of such comparison.

ANNUAL INCENTIVES
         The Executive Officers have an opportunity to earn annual bonuses based on financial and non-financial goals. In addition, the Committee approves adjustments to the bonus as may be necessary to insure against unmerited windfalls or penalties due to accounting changes or other non-operating factors. There are no set preferences for any financial or non-financial performance measure, and the Committee's decision regarding the bonus is ultimately subjective. The annual bonus payout can range between 0% and 15% of annual salary. In 1996, the Committee awarded each of the Executive Officers an annual bonus payout of 15% of annual salary. A significant factor in the decision for the bonus was the quick action the Executive Officers took in 1996 to prevent a liquidity crisis and/or possible bankruptcy of the Company.

PROFIT SHARING PLAN
         A long term incentive for the Executive Officers and other employees is the Company's profit sharing plan. The Compensation Committee decides the Company's overall annual contribution percentage for all plan participants. In 1996, the Company made a 10% contribution. The contribution is allocated among participants based on their compensation under an allocation formula integrated with Social Security. See "Executive Compensation--Profit-Sharing Plan."


THE COMPENSATION COMMITTEE

Stephen T. Bow
Paul A. Volberding

                                PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the Company's cumulative return on its Common Stock during 1996 with that of the Nasdaq Financial Index and the Nasdaq Stock Market Index. The comparison assumes $100 was invested on February 14, 1996 (the date of the Company's initial public offering) in the Company's common stock and in each of the foregoing indices and that dividends were reinvested.



                        PERFORMANCE GRAPH APPEARS HERE

                                                      NASDAQ       NASDAQ
Measurement Period                   DIGNITY          FINANCIAL    STOCK
(Fiscal Year Covered)                PARTNERS         STOCKS       MARKET
---------------------             ---------------   ---------    ----------
For Period Ending 2/14/96            $100              $100         $100
For Period Ending 12/31/96           $ 20              $126         $119



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of December 31, 1996, certain information with respect to the beneficial ownership of the Company's Common Stock by: (a) each person owning of record or known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock;
(b) each director; (c) each of the Executive Officers and (d) all of the Executive Officers and directors of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective director, executive officer or stockholder, as the case may be, or has been derived from documents filed with the Securities and Exchange Commission. See "Directors and Executive Officers" and "Certain Relationships and Related Transactions."

NAME                                                  NUMBER (1)     PERCENT(1)
----                                                  ----------     ----------

The Echelon Group of Companies, LLC(2)..............  1,589,324        38.3%
Bradley N. Rotter(2)................................  1,589,324        38.3

Alan B.Perper(2)....................................  1,589,324        38.3

John Ward Rotter(2(3)...............................  1,593,324        38.4

Stephen T. Bow(4)...................................      3,333         0.1

Paul A. Volberding, M.D(4)..........................      3,333         0.1

All directors and executive officers as a group.....  1,599,990        38.9

Heartland Advisors, Inc.(5).........................    595,000        13.9

Fleet Financial Group, Inc(6).......................    225,000         5.2

-------------------
(1) Beneficial ownership was determined in accordance with Rule 13d-3 under the Exchange Act.
(2) The Echelon Group of Companies, LLC (i.e., New Echelon LLC), a limited liability company, is the record holder of 1,589,324 shares of Common Stock. Bradley Rotter, Alan Perper and John Ward Rotter, who are the only members of New Echelon LLC, share voting and investment power with respect to these shares. Such individuals disclaim beneficial ownership of these shares except to the extent of their equity interest in New Echelon LLC. The address for New Echelon LLC and each of the Executive Officers is 1700 Montgomery Street, Suite 250, San Francisco, California 94111.
(3) Includes 4,000 shares of Common Stock subject to a stock option granted to Mr. Rotter's wife and exercisable within 60 days of December 31, 1996.
(4) Represents shares issuable within 60 days of December 31, 1996 pursuant to the exercise of stock options granted under the Director Plan.
(5) According to its most recently filed Schedule 13G, as of December 31, 1996, Heartland Advisors, Inc. had sole voting and dispositive power over these shares of Common Stock. Heartland Advisors, Inc. disclaims beneficial ownership of these shares of Common Stock. Its address is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.
(6) According to its most recently filed Schedule 13G, as of December 31, 1996, Fleet Financial Group, Inc. had sole voting and dispositive power over these shares of Common Stock. Fleet Financial Group, Inc. disclaims beneficial ownership of these shares of Common Stock.
         Its address is One  Federal  Street, Boston, Massachusetts 02110.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ALLOCATION AND ACCRUAL OF EXPENSES

         Echelon and the Company shared leased office space and other expenses prior to the Merger, and the Company currently shares such expenses with New Echelon LLC. Prior to the Merger, Echelon paid rent, salaries and other expenses related to the Company's business and lent funds to the Company. Such amounts were represented by a payable from Dignity Partners sold by Echelon to New Echelon LLC in connection with the Reorganization. The Company used a portion of the net proceeds to it in the initial public offering in February 1996 to pay to New Echelon LLC such payable, which equaled $2,191,007 on the date of such repayment.

         In February 1996, the Company executed an agreement with New Echelon LLC which governs the allocation of certain shared expenses. The agreement provides that, so long as New Echelon LLC uses a portion of the space leased by the Company in San Francisco, New Echelon LLC will pay an amount equal to 35% of the amount of rent and required liability insurance premiums paid by the Company in connection with such space. New Echelon LLC's right to use the space will terminate on the earlier of (i) the date the agreement terminates, (ii) three days after New Echelon LLC notifies the Company that New Echelon LLC no longer desires to use any portion of the space, or (iii) three days after the Company notifies New Echelon LLC that New Echelon LLC may no longer use any portion of the space. The agreement also acknowledges that the Company currently employs, and may hereafter hire, individuals who regularly perform functions on behalf of both the Company and New Echelon LLC ("shared employees"). Pursuant to the agreement, New Echelon LLC (i) will pay directly to (or on behalf of) each shared employee a designated percentage of such shared employee's salary and any contributions to defined benefit plans, and (ii) will reimburse the Company a specified percentage of the Company's costs of all other benefits paid to (or on behalf of) such shared employee. Such percentage will be determined by reference to the percentage of time such shared employee devotes to each entity. Once a month, the Company and New Echelon LLC will reassess the identity of shared employees. The provisions regarding shared employees will terminate on the date the agreement terminates, which will be the earlier of (i) April 1998, subject to one-year automatic extensions in the absence of 30 days' written notice of termination by the Company, or (ii) the date the lease for the shared office space terminates or expires. Under the agreement, each party is responsible for providing, at its sole cost and expense, all supplies it will need. During 1996, pursuant to this agreement, New Echelon LLC paid rent and insurance in the amount of $33,962 and paid $11,887 of compensation for shared employees.

ACCRUAL OF SALARIES

         Salaries payable to the Executive Officers for the fiscal years ended December 31, 1993 and 1994 and for the nine months ended September 30, 1995 were accrued but not paid. Salaries earned by each of the Executive Officers since October 1, 1995 have been paid in accordance with the Company's standard payroll arrangements. Salaries were accrued for Alan Perper and John Ward Rotter for the fiscal year ended December 31, 1993, and for each of the Executive Officers during the fiscal year ended December 31, 1994 and during the nine months ended September 30, 1995, at the annual rate of $115,000. The Company paid to the Executive Officers from the net proceeds of the initial public offering in February 1996 the amount of accrued salaries through September 30, 1995 related to their respective services. Such accrued unpaid salaries equaled $316,250 for each of Alan Perper and John Ward Rotter and $201,250 for Bradley Rotter.

PROVISION OF WORKING CAPITAL

         Prior to the Company's initial public offering, New Echelon LLC, Echelon or the Executive Officers advanced funds to the Company to enable it to purchase life insurance policies and pay operating expenses. The annual interest rate on such advances was 8%. Each advance generally was repaid by the end of the month in which the advance was made through borrowings under the Company's revolving credit facility. From January 1995 through December 31, 1995, the largest amount of funds advanced to the Company by Echelon or the Executive Officers was $1,590,000. Approximately $1.0 million of the net proceeds received by the Company in its initial public offering in February 1996 were used to repay to New Echelon LLC funds advanced (and interest thereon) since the Reorganization to fund policy purchases and operations by New Echelon LLC to the Company. In October 1995, the Company borrowed $1.2 million under a working capital facility to repay to Echelon advances made by Echelon which were outstanding at September 30, 1995. All borrowings under such facility were repaid in February 1996 with proceeds to the Company in its initial public offering.

         New Echelon LLC and each of the Executive Officers also executed guarantees under the Company's revolving credit facility pursuant to which each of them guaranteed the obligations of the Company under such facility. Prior to the Reorganization, Echelon was also a guarantor of the Company's obligations under such facility. In March 1996, New Echelon LLC and each of the Executive Officers were released entirely from the guaranties they previously executed in favor of the lender under such facility; however, each of the Executive Officers executed a "validity guaranty." In August 1996, such facility was prepaid in full and terminated, at which time the validity guaranties were terminated.

         In addition, New Echelon LLC also guaranteed the Company's obligations under its working capital facility. Such guarantee terminated upon the payment and termination of such facility in February 1996.


                             INDEPENDENT ACCOUNTANTS

         The Company has appointed KPMG Peat Marwick LLP ("Peat Marwick") as the Company's independent accountants for the fiscal year ending December 31, 1997. Peat Marwick served as the Company's independent accountants for the fiscal years ended December 31, 1996 and 1995 and, in connection therewith, provided assistance with respect to the Company's initial public offering. Representatives of Peat Marwick are expected to be present at the Meeting to respond to appropriate questions and to make such statements as they desire.

         In July 1995, in anticipation of the Company's initial public offering, the Company's Board of Directors appointed Peat Marwick as the Company's independent certified public accountants. Prior thereto, Arthur F. Bell, Jr. & Associates, L.L.C. served as the Company's independent accountants. After a review of proposals from accounting firms and an evaluation of the Company's needs in connection with the offering and its anticipated status as a public company, the Board of Directors retained Peat Marwick.

         During the Company's fiscal years ended December 31, 1993 and 1994, and the subsequent interim period from January 1, 1995 through July 1995 (when Peat Marwick was retained), there were no disagreements with Arthur F. Bell, Jr. & Associates, L.L.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to its satisfaction, would have caused Arthur F. Bell, Jr. & Associates, L.L.C. to make reference thereto in its report on the financial statements for such years. Neither of the reports of Arthur F. Bell, Jr. & Associates, L.L.C. on the Company's financial statements for the fiscal years ended December 31, 1993 and 1994 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.


                                  OTHER MATTERS

         As of the date of this Notice, the Company knows of no business that will be presented for consideration at the Meeting other than the election of directors and the proposed amendment to the Certificate of Incorporation referred to above. Proxies will be voted in respect of any other matters as may properly come before the Meeting in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in the discretion of the person or persons voting the proxies.


                STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

         Any proposal of a stockholder intended to be presented at the Company's 1998 annual meeting of stockholders (the "1998 Meeting") must be received by the Secretary of the Company by January 16, 1998, to be included in the Company's proxy, notice of meeting and proxy statement relating to the 1998 Meeting.

         Any stockholder wishing to submit a proposal at the 1998 Meeting must also comply with certain provisions of the Certificate of Incorporation and the Company's Amended and Restated By-Laws (collectively, the "Charter Documents"). The Charter Documents require written notice of any such proposal (and certain other information) to be delivered to the Secretary of the Company generally not later than 60 days in advance of the date of the meeting. The Company will provide (without charge) a copy of the Charter Documents to any holder of record of Common Stock. Requests for copies should be directed to: Secretary, Dignity Partners, Inc., 1700 Montgomery Street, Suite 250, San Francisco, California 94111.



                                             By order of the Board of Directors,




                                             John Ward Rotter
                                               Secretary

May 12, 1997

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             DIGNITY PARTNERS, INC.
              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 9, 1997

      The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 1996 of DIGNITY PARTNERS, INC. (the "Company") and hereby appoints Bradley N. Rotter, Alan B. Perper and John Ward Rotter, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote all shares of common stock of the Company held of record by the undersigned at the close of business on May 5, 1997, at the annual meeting of stockholders of the Company to be held at 8:00 a.m. on June 9, 1997, and at any adjournment thereof, as follows:


                               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED AND, IN THE ABSENCE OF DIRECTION AS TO THE MANNER OF VOTING, WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF BOTH NOMINEES
LISTED, AND FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME
OF THE COMPANY TO POINT WEST CAPITAL CORPORATION.

Please mark your votes as this   [X]

1. ELECTION OF DIRECTORS:
 AUTHORITY TO      WITHHOLD
  VOTE FOR        authority to
 both nominees      vote for
listed (except    both nominees
 as indicated)       listed.

     [ ]             [ ]

(INSTRUCTION: To withhold authority to vote for either nominee, write that nominee's name in the space provided below.)


ALAN B. PERPER AND PAUL A. VOLBERDING


--------------------------------------


                                                        FOR    AGAINST  ABSTAIN
 2. Proposal to approve an amendment to the Company's
    Second Amended and Restated Certificate of          [ ]      [ ]      [ ]
    Incorporation to change the name of the Company to Point West Capital Corporation.


3. As recommended by the Board of Directors, or if no such recommendation is given in their discretion, to vote upon such other business as may properly come before said meeting or any adjournment thereof.


                                                  I plan to attend
                                                  the meeting        [ ]


STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.






SIGNATURE(S)                                      DATE:
             -------------------------------            -------------------
   Please date this proxy and sign exactly as name(s) appears above and return signed proxy in enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.